Exhibit 99.1

(1)
By virtue of the Principal Shareholder Agreement, dated as of November 4, 2005, among Cap Rock Holding Corporation (“CHC”) and the individuals and other parties on Schedule A thereto (the “Principal Shareholder Agreement”), CHC may be deemed a beneficial owner pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Act”), of 253,636 shares of Common Stock subject to the Principal Shareholder Agreement as of November 4, 2005. By virtue of its 100% ownership of the capital stock of CHC, LGB Cap Rock LLC (“LGB CR LLC”, and together with CHC, the “Reporting Persons”) may be deemed a beneficial owner pursuant to Section 13(d) of the Act. Pursuant to Rule 16a-1(a)(4) under the Act, the Reporting Persons disclaim ownership of all shares in excess of their pecuniary interests, if any, and this Initial Statement of Beneficial Ownership of Securities on Form 3 shall not be deemed an admission that any such person or entity is the beneficial owner of, or has any pecuniary interest in, such securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose.